Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82563) of White Mountains Insurance Group, Ltd. of our report dated June 19, 2009 relating to the financial statements of Folksamerica Holding Company, Inc. 401(k) Savings and Investment Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP

New York, NY

June 19, 2009